Exhibit 10.6

EXECUTION COPY

AMENDED AND RESTATED U.S. SUBSIDIARIES GUARANTY

AMENDED AND RESTATED U.S. SUBSIDIARIES GUARANTY, dated as of August 1, 2006 and amended and restated as of December 19, 2006 (as amended, modified or supplemented from time to time, this “Guaranty”), made by each of the undersigned guarantors (each a “Guarantor” and, together with any other entity that becomes a guarantor hereunder pursuant to Section 22 hereof, collectively, the “Guarantors”) in favor of DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent (together with any successor administrative agent, the “Administrative Agent”), for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W ITNESSETH :

WHEREAS, Aurora Acquisition Merger Sub, Inc., Aleris International, Inc., a Delaware corporation (“Aleris”), each Subsidiary party thereto from time to time, the lenders party thereto from time to time (the “Lenders”), Deutsche Bank AG, Canada Branch, as the Canadian administrative agent (together with any successor Canadian administrative agent, the “Canadian Administrative Agent”), and the Administrative Agent, have entered into an Amended and Restated Credit Agreement, dated as of August 1, 2006 and amended and restated as of the date hereof providing among other things for the making of Loans to, and the issuance of, and participation in Letters of Credit for the respective accounts of, the Borrowers as contemplated therein (the Lenders, the Collateral Agent, the Issuing Lenders, the Canadian Administrative Agent and the Administrative Agent are herein called the “Lender Creditors”) (as used herein, the term “Credit Agreement” means the Amended and Restated Credit Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time, and including any agreement extending the maturity of, or refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed) all or any portion of, the indebtedness under such agreement or any successor agreement, whether or not with the same agent, trustee, representative, lenders or holders; provided that, with respect to any agreement providing for the refinancing or replacement of indebtedness under the Credit Agreement, such agreement shall only be treated as, or as part of, the Credit Agreement hereunder if (i) either (A) all obligations under the Credit Agreement being refinanced or replaced shall be paid in full at the time of such refinancing or replacement, and all commitments and letters of credit issued pursuant to the refinanced or replaced Credit Agreement shall have terminated in accordance with their terms or, with respect to certain Letters of Credit, been continued, with the consent of the respective issuer thereof, under such refinancing or replacement indebtedness or (B) the Required Lenders shall have consented in writing to the refinancing or replacement indebtedness being treated as indebtedness pursuant to the Credit Agreement, and (ii) a notice to the effect that the refinancing or replacement indebtedness shall be treated as issued under the Credit Agreement shall be delivered by Aleris to the Collateral Agent);

WHEREAS, each Borrower and/or one or more of their respective Subsidiaries (i) have entered into, or guaranteed the obligations of, or (ii) may at any time after the Restatement Effective Date and from time to time enter into, one or more Secured Hedging Agreements with one or more Persons other than the Borrowers and their Subsidiaries (the “Other Creditors”);

WHEREAS, each Borrower, one or more of their respective Subsidiaries and any Lender (and/or one or more of its banking affiliates) reasonably acceptable to the Administrative Agent, in each case designated to the Administrative Agent in writing by Aleris as a provider of Treasury Services (as defined below), (collectively, the “Treasury Services Creditors” and, together with the Lender Creditors and the Other Creditors, the “Secured Creditors”) in the future may enter into, credit arrangements providing for treasury, depositary or cash management services (including without limitation, overnight overdraft services) to Aleris and such Subsidiaries by the Treasury Services Creditors, and automated clearinghouse transfers of funds to the Treasury Service Creditors, in each case pursuant to uncommitted lines of credit (collectively, “Treasury Services,” and with any written agreement evidencing such credit arrangements (to the extent expressly stated therein that the liabilities and indebtedness thereunder are “Guaranteed Obligations” for the purposes of this Agreement (or more generally, for purposes of the various agreements guaranteeing or securing the Credit Agreement)), as amended, modified, supplemented, replaced or refinanced from time to time, herein called the “Treasury Services Agreements”).

WHEREAS, each Guarantor is a direct or indirect Wholly-Owned Domestic Subsidiary of Aleris;

WHEREAS, it is a condition precedent to (i) the making of Loans to, and the issuance of, and participation in, Letters of Credit for the respective accounts of, the Borrowers under the Credit Agreement, (ii) the Other Creditors entering into Secured Hedging Agreements and (iii) the extension of the Treasury Services by Treasury Services Creditors, that each Guarantor shall have executed and delivered to the Administrative Agent this Guaranty;

WHEREAS, each Guarantor will obtain benefits from the incurrence of Loans by the Borrowers, and the issuance of, and participation in, Letters of Credit for the account of, the Borrowers under the Credit Agreement, the entering into by the Borrowers and/or one or more of their respective Subsidiaries of Secured Hedging Agreements with the Other Creditors and the extension of Treasury Services to Aleris and its Subsidiaries and, accordingly, desires to execute this Guaranty in order to (i) satisfy the condition described in the preceding paragraph and (ii) induce (x) the Lenders to make Loans to the various Borrowers and issue, and/or participate in, Letters of Credit for the respective accounts of the various Borrowers, (y) the Other Creditors to enter into Secured Hedging Agreements with the Canadian Borrowers and/or one or more of their respective Subsidiaries and (z) the Treasury Services Creditors to enter into Treasury Services Agreements;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Administrative Agent for the benefit of the Secured Creditors and hereby covenants and agrees with each other Guarantor and the Administrative Agent for the benefit of the Secured Creditors as follows:

1.  GUARANTY. (a) Each Guarantor, jointly and severally, irrevocably, absolutely and unconditionally guarantees as a primary obligor and not merely as surety: (i) to the Lender Creditors the full and prompt payment when due (whether at the stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) of (x) the principal of (or, Face Amount of, as applicable), premium, if any, and interest on the Notes issued by, and the Loans made to, the Borrowers under the Credit Agreement, and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit and (y) all other obligations (including, without limitation, obligations which, but for the commencement of any insolvency proceeding, would become due), liabilities and indebtedness owing by each Borrower to the Lender Creditors under the Credit Agreement and each other Credit Document to which such Borrower is a party (including, without limitation, indemnities, Fees and interest thereon (including, without limitation, in each case, any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the Credit Agreement, whether or not such interest is an allowed claim in any such proceeding)), whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreement and each such other Credit Document (all such principal (or, Face Amount, as applicable), premium, interest, reimbursement obligations, Unpaid Drawings, liabilities, indebtedness and other obligations under this clause (i), except to the extent consisting of obligations, liabilities or indebtedness with respect to Secured Hedging Agreements and Treasury Services Agreements being herein collectively called the “Credit Document Obligations”); (ii) to each Other Creditor the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 3 62(a) of the Bankruptcy Code, would become due), liabilities and indebtedness (including, in each case, any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the respective Secured Hedging Agreements, whether or not such interest is an allowed claim in any such proceeding) owing by each Borrower and/or one or more of its Subsidiaries under any Secured Hedging Agreement, whether now in existence or hereafter arising, (all such obligations, liabilities and indebtedness described in this clause (ii) being herein collectively called the “Other Obligations”) and (iii) to each Treasury Services Creditor the full and prompt payment when due (whether at the stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding at the rate provided for in the respective documentation, whether or not such interest is allowed in any such proceeding) owing by Aleris or any of its Subsidiaries to the Treasury Services Creditors with respect to Treasury Services, whether now in existence or hereafter arising in each case under any Treasury Services Agreement (all such obligations, liabilities and indebtedness described in this clause (iii) being herein collectively called the “Treasury Services Obligations”, and together with the Credit Document Obligations and the Other Obligations are herein collectively called the “Guaranteed Obligations”). Each Guarantor understands, agrees and confirms that the Secured Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against such Guarantor without proceeding against any other Guarantor, the Borrowers, any other Guaranteed Party, against any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations.

The following capitalized terms used herein shall have the definitions specified below:

“Guaranteed Party” shall mean (x) each Borrower and (y) each Subsidiary of Aleris party to a Secured Hedging Agreement.

“Secured Hedging Agreement” shall mean each Interest Rate Protection Agreement and/or Other Hedging Agreements provided that (i) such Interest Rate Protection Agreement and/or Other Hedging Agreement expressly states that (x) it constitutes a “Secured Hedging Agreement” for purposes of the Credit Agreement and the other Credit Documents and (y) does not constitute a “Secured Hedging Agreement” for purposes of the Term Security Documents or any guaranties relating to the Term Loan Agreement, (ii) Aleris and the other parties thereto shall have delivered to the Collateral Agent a written notice specifying that such Interest Rate Protection Agreement and/or Other Hedging Agreement (x) constitutes a “Secured Hedging Agreement” for purposes of the Credit Agreement and the other Credit Documents, (y) does not constitute a “Secured Hedging Agreement” for purposes of the Term Security Documents or any guaranties relating to the Term Loan Agreement and (z) in the case of Aleris, that such Interest Rate Protection Agreement and/or Other Hedging Agreement and the obligations of Aleris and its Subsidiaries thereunder have been, and will be, incurred in compliance with the Credit Agreement, (iii) on the effective date of such Interest Rate Protection Agreement and/or Other Hedging Agreement and from time to time thereafter, at the request of the Collateral Agent, Aleris and the other parties thereto shall have notified the Administrative Agent in writing of the aggregate amount of exposure under such Interest Rate Protection Agreement and/or Other Hedging Agreement and (iv) such Other Creditor, if it is not a Lender or an affiliate thereof (even if such Lender subsequently ceases to be a Lender under the Credit Agreement for any reason), has entered into an intercreditor agreement with respect to the relevant Interest Rate Protection Agreement or Other Hedging Agreement on terms reasonably satisfactory to the Collateral Agent.

(b)  Additionally, each Guarantor, jointly and severally, unconditionally, absolutely and irrevocably, guarantees the payment of any and all Guaranteed Obligations whether or not due or payable by any Borrower or any such other Guaranteed Party upon the occurrence in respect of any Borrower or any such other Guaranteed Party of any of the events specified in Section 11.05 of the Credit Agreement, and unconditionally, absolutely and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Secured Creditors, or order, on demand. This Guaranty shall constitute a guaranty of payment, and not of collection.

2.  LIABILITY OF GUARANTORS ABSOLUTE. The liability of each Guarantor hereunder is primary, absolute, joint and several, and unconditional and is exclusive and independent of any security for or other guaranty of the indebtedness of any Borrower or any other Guaranteed Party, whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation: (a) any direction as to application of payment by any Borrower, any other Guaranteed Party or any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a Guarantor or of any other party as to the Guaranteed Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by any Borrower or any other Guaranteed Party, (e) the failure of the Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty, (f) any payment made to any Secured Creditor on the indebtedness which any Secured Creditor repays any Borrower or any other Guaranteed Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (g) any action or inaction by the Secured Creditors as contemplated in Section 5 hereof or (h) any invalidity, rescission, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefore; provided that nothing in this Guaranty shall prevent the Guarantor from asserting the defense of payment of all or any portion of the Guaranteed Obligations.

3.  OBLIGATIONS OF GUARANTORS INDEPENDENT. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor, any Borrower or any other Guaranteed Party, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor, any Borrower or any other Guaranteed Party and whether or not any other Guarantor, any other guarantor, any Borrower or any other Guaranteed Party be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefits of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Borrower or any other Guaranteed Party or other circumstance which operates to toll any statute of limitations as to any Borrower or any such other Guaranteed Party shall operate to toll the statute of limitations as to each Guarantor.

4.  WAIVERS BY GUARANTORS. (a) To the fullest extent permitted under applicable law, each Guarantor hereby waives notice of acceptance of this Guaranty and notice of the existence, creation or incurrence of any new or additional liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, demand for performance, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Administrative Agent or any other Secured Creditor against, and any other notice to, any party liable thereon (including such Guarantor, any other Guarantor, any other guarantor, any Borrower or any other Guaranteed Party) and each Guarantor further hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice or proof of reliance by any Secured Creditor upon this Guaranty, and the Guaranteed Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, modified, supplemented or waived, in reliance upon this Guaranty.

(b)  Each Guarantor waives any right to require the Secured Creditors to: (i) proceed against any Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; (ii) proceed against or exhaust any security held from any Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; or (iii) pursue any other remedy in the Secured Creditors’ power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of any Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party other than payment in full in cash of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of any Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower or any other Guaranteed Party other than payment in full in cash of the Guaranteed Obligations. The Secured Creditors may, at their election, foreclose on any collateral serving as security held by the Administrative Agent, the Collateral Agent or the other Secured Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Secured Creditors may have against any Borrower, any other Guaranteed Party or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full in cash. Each Guarantor waives any defense arising out of any such election by the Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement, contribution, indemnification or subrogation or other right or remedy of such Guarantor against any Borrower, any other Guaranteed Party, any other guarantor of the Guaranteed Obligations or any other party or any security.

(c)  Each Guarantor has knowledge and assumes all responsibility for being and keeping itself informed of each Borrower’s, each other Guaranteed Party’s and each other Guarantor’s financial condition, affairs and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and has adequate means to obtain from each Borrower, each other Guaranteed Party and each other Guarantor on an ongoing basis information relating thereto and each Borrower’s, each other Guaranteed Party’s and each other Guarantor’s ability to pay and perform its respective Guaranteed Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect. Each Guarantor acknowledges and agrees that (x) the Secured Creditors shall have no obligation to investigate the financial condition or affairs of any Borrower, any other Guaranteed Party or any other Guarantor for the benefit of such Guarantor nor to advise such Guarantor of any fact respecting, or any change in, the financial condition, assets or affairs of any Borrower, any other Guaranteed Party or any other Guarantor that might become known to any Secured Creditor at any time, whether or not such Secured Creditor knows or believes or has reason to know or believe that any such fact or change is unknown to such Guarantor, or might (or does) increase the risk of such Guarantor as guarantor hereunder, or might (or would) affect the willingness of such Guarantor to continue as a guarantor of the Guaranteed Obligations hereunder and (y) the Secured Creditors shall have no duty to advise any Guarantor of information known to them regarding any of the aforementioned circumstances or risks.

(d)  Each Guarantor hereby acknowledges and affirms that it understands that to the extent the Guaranteed Obligations are secured by Real Property located in the State of California, such Guarantor shall be liable for the full amount of the liability hereunder notwithstanding foreclosure on such Real Property by trustee sale or any other reason impairing such Guarantor’s or any Secured Creditors’ right to proceed against any Borrower, any other Guaranteed Party or any other guarantor of the Guaranteed Obligations.

(e)  Each Guarantor hereby waives (to the fullest extent permitted by applicable law) all rights and benefits under Section 580a, 580b, 580d and 726 of the California Code of Civil Procedure. Each Guarantor hereby further waives (to the fullest extent permitted by applicable law), without limiting the generality of the foregoing or any other provision hereof, all rights and benefits which might otherwise be available to such Guarantor under Sections 2809, 2810, 2815, 2819, 2821, 2839, 2845, 2848, 2849, 2850, 2899 and 3433 of the California Civil Code.

(f)  Until the Guaranteed Obligations have been paid in full in cash, each Guarantor waives its rights of subrogation and reimbursement and any other rights and defenses available to such Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code, including, without limitation, (1) any defenses such Guarantor may have to this Guaranty by reason of an election of remedies by the Secured Creditors and (2) any rights or defenses such Guarantor may have by reason of protection afforded to any Borrower or any other Guaranteed Party pursuant to the antideficiency or other laws of California limiting or discharging such Borrower’s or such other Guaranteed Party’s indebtedness, including, without limitation, Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure. In furtherance of such provisions, each Guarantor hereby waives all rights and defenses arising out of an election of remedies by the Secured Creditors, even though that election of remedies, such as a nonjudicial foreclosure, destroys such Guarantor’s rights of subrogation and reimbursement against any Borrower or any other Guaranteed Party by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

(g)  Each Guarantor hereby acknowledges and agrees that no Secured Creditor nor any other Person shall be under any obligation (a) to marshal any assets in favor of such Guarantor or in payment of any or all of the liabilities of any Guaranteed Party under the Secured Debt Agreements or the obligation of such Guarantor hereunder or (b) to pursue any other remedy that such Guarantor may or may not be able to pursue itself any right to which such Guarantor hereby waives.

(h)  Each Guarantor warrants and agrees that each of the waivers set forth in Section 3 and in this Section 4 is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by applicable law.

5.  RIGHTS OF SECURED CREDITORS. Subject to Sections 4 and 13, the Secured Creditors may (except as shall be required by applicable statute and cannot be waived) at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to such Guarantor, without impairing or releasing the obligations or liabilities of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

(a)  change the manner, place or terms of payment of, and/or change, increase or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including, without limitation, any increase or decrease in the rate of interest thereon or the principal amount thereof), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, increased, accelerated, renewed or altered;

(b)  take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, impair, realize upon or otherwise deal with in any manner and in any order any property or other collateral by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

(c)  exercise or refrain from exercising any rights against any Borrower, any other Guaranteed Party, any other Credit Party, any Subsidiary thereof, any other guarantor of any Borrower or others or otherwise act or refrain from acting;

(d)  release or substitute any one or more endorsers, Guarantors, other guarantors, any Borrower, any other Guaranteed Party any other Credit Party or other obligors;

(e)  settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Borrower or any other Guaranteed Party to creditors of such Borrower or such other Guaranteed Party other than the Secured Creditors;

(f)  except as otherwise expressly required by the Security Documents, apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any Borrower or any other Guaranteed Party to the Secured Creditors regardless of what liabilities of such Borrower or such other Guaranteed Party remain unpaid;

(g)  consent to or waive any breach of, or any act, omission or default under, any of the Secured Debt Agreements or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Secured Debt Agreements or any of such other instruments or agreements;

(h)  act or fail to act in any manner which may deprive such Guarantor of its right to subrogation against any Borrower or any other Guaranteed Party to recover full indemnity for any payments made pursuant to this Guaranty; and/or

(i)  take any action or omit to take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Guarantor from its liabilities under this Guaranty (including, without limitation, any action or omission whatsoever that might otherwise vary the risk of such Guarantor or constitute a legal or equitable defense to or discharge of the liabilities of a guarantor or surety or that might otherwise limit recourse against such Guarantor); provided in each case that nothing in this Guaranty shall prevent the Guarantor from asserting the defense of payment of all or any portion of the Guaranteed Obligations.

No invalidity, illegality, irregularity or unenforceability of all or any part of the Guaranteed Obligations, the Secured Debt Agreements or any other agreement or instrument relating to the Guaranteed Obligations or of any security or guarantee therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full in cash of the Guaranteed Obligations.

6.  CONTINUING GUARANTY. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Secured Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Secured Creditor would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Secured Creditor to inquire into the capacity or powers of any Borrower or any other Guaranteed Party or the officers, directors, partners or agents acting or purporting to act on its or their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

7.  SUBORDINATION OF INDEBTEDNESS HELD BY GUARANTORS. Any indebtedness of any Borrower or any other Guaranteed Party now or hereafter owing to any Guarantor is hereby subordinated to the Guaranteed Obligations of such Borrower or such other Guaranteed Party to the Secured Creditors, and such Guaranteed Obligations of such Borrower or such other Guaranteed Party to any Guarantor, if the Administrative Agent or the Collateral Agent, after the occurrence and during the continuance of an Event of Default, so requests, shall be collected, enforced and received by such Guarantor as trustee for the Secured Creditors and be paid over to the Secured Creditors on account of the Guaranteed Obligations of such Borrower or such other Guaranteed Parties to the Secured Creditors, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any indebtedness of any Borrower or any other Guaranteed Party to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Secured Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been paid in full in cash; provided, that if any amount shall be paid to such Guarantor on account of such subrogation rights at any time prior to the irrevocable payment in full in cash of all the Guaranteed Obligations, such amount shall be held in trust for the benefit of the Secured Creditors and shall forthwith be paid to the Secured Creditors to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Documents or, if the Credit Documents do not provide for the application of such amount, to be held by the Secured Creditors as collateral security for any Guaranteed Obligations thereafter existing.

8.  GUARANTY ENFORCEABLE BY ADMINISTRATIVE AGENT OR COLLATERAL AGENT. Notwithstanding anything to the contrary elsewhere in this Guaranty, the Secured Creditors agree (by their acceptance of the benefits of this Guaranty) that this Guaranty may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Lenders (or, after the Credit Document Termination Date (as defined below), the holders of at least a majority of the outstanding Other Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security to be granted by the Security Documents, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent or, after all the Credit Document Obligations have been paid in full, by the holders of at least a majority of the outstanding Other Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Guaranty and the Security Documents. The Secured Creditors further agree that this Guaranty may not be enforced against any director, officer, employee, partner, member or stockholder of any Guarantor (except to the extent such partner, member or stockholder is also a Guarantor hereunder). It is expressly understood, acknowledged and agreed by each Secured Creditor that by accepting the benefits of this Agreement each such Secured Creditor acknowledges and agrees that the obligations of the Administrative Agent under this Agreement, are only those expressly set forth in this Agreement and in Annex M to the Security Agreement. The Administrative Agent shall act hereunder on the terms and conditions set forth herein and in Annex M to the Security Agreement, the terms of which shall be deemed incorporated herein by reference, mutatis mutandis, as fully as if the same were set forth herein (and referencing this Agreement) in its entirety. It is further understood and agreed that the agreement in this Section 8 is among and solely for the benefit of the Secured Creditors and that, if the Required Lenders (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least a majority of the outstanding Other Obligations and Treasury Services Obligations) so agree (without requiring the consent of any Guarantor), this Guaranty may be directly enforced by any Secured Creditor.

9.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF GUARANTORS. In order to induce the Lenders to make Loans to, and issue Letters of Credit for the respective accounts of, the Borrowers pursuant to the Credit Agreement, in order to induce the Other Creditors to execute, deliver and perform the Secured Hedging Agreements to which they are a party and in order to induce the Treasury Services Creditors to execute, deliver and perform the Treasury Services Agreements to which they are a party, each Guarantor represents, warrants and covenants that:

(a)  Such Guarantor (i) is a duly organized and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate, partnership or limited liability company power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualification except for failures to be so qualified which, either individually or in the aggregate, could not reasonably be expected to have, a Material Adverse Effect.

(b)  Such Guarantor has the corporate, partnership or limited liability company power and authority, as the case may be, to execute, deliver and perform the terms and provisions of this Guaranty and each other Secured Debt Agreement to which it is a party and has taken all necessary corporate, partnership or limited liability company action, as the case may be, to authorize the execution, delivery and performance by it of this Guaranty and each such other Secured Debt Agreement. Such Guarantor has duly executed and delivered this Guaranty and each other Secured Debt Agreement to which it is a party, and this Guaranty and each such other Secured Debt Agreement constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except to the extent that the enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(c)  Neither the execution, delivery or performance by such Guarantor of this Guaranty or any other Secured Debt Agreement to which it is a party, nor compliance by it with the terms and provisions hereof and thereof, will (i) contravene any provision of any material applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality in any material respect, (ii) conflict with or result in any breach of any of the material terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of such Guarantor or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement, or any other material agreement, contract or instrument to which such Guarantor or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) violate any provision of the certificate or articles of incorporation or by-laws (or equivalent organizational documents) of such Guarantor or any of its Subsidiaries.

(d)  No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (x) those that have otherwise been obtained or made, (y) filings which are necessary to perfect the security interests created under the Security Documents and (z) other than with respect to the Secured Debt Agreements, those the failure to obtain which could not reasonably be expected to have a Material Adverse Effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Guaranty by such Guarantor or any other Document to which such Guarantor is a party or (ii) the legality, validity, binding effect or enforceability of any Document to which such Guarantor is a party.

(e)  There are no actions, suits or proceedings pending or, to such Guarantor’s knowledge, threatened in writing (i) with respect to this Guaranty or any other Secured Debt Agreement to which such Guarantor is a party or (ii) with respect to such Guarantor or any of its Subsidiaries that, either individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect.

(f)  Each Guarantor covenants and agrees that on and after the Restatement Effective Date and until the date upon which the Total Commitment under the Credit Agreement has been terminated, no Letter of Credit, Bankers’ Acceptance or Note (as defined in the Credit Agreement) is outstanding (and all Loans and Unpaid Drawings have been paid in full) and all Letters of Credit have been terminated (the “Credit Document Termination Date”), all Guaranteed Obligations then due and payable under Secured Hedging Agreements and Treasury Services Agreements and all other Guaranteed Obligations (other than indemnities under the Credit Documents which are not then due and payable) have been paid in full and the Secured Hedging Agreements have been terminated, such Guarantor will comply, and will cause each of its Subsidiaries to comply, with all of the applicable provisions, covenants and agreements contained in Sections 9 and 10 of the Credit Agreement, and will take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that it is not in violation of any provision, covenant or agreement contained in Section 9 or 10 of the Credit Agreement, and so that no Default or Event of Default is caused by the actions of such Guarantor or any of its Subsidiaries.

(g)  An executed (or conformed) copy of each of the Secured Debt Agreements has been made available to a senior officer of such Guarantor and such officer is familiar with the contents thereof.

10.  EXPENSES. The Guarantors hereby jointly and severally agree to pay all reasonable out-of-pocket costs and expenses of each Secured Creditor in connection with the enforcement of this Guaranty (including, without limitation, the fees and disbursements of counsel employed by each of the Secured Creditors) and of the Administrative Agent and Canadian Administrative Agent in connection with any amendment, waiver or consent relating hereto (including, without limitation, the reasonable fees and disbursements of counsel employed by each of the Agents).

11.  BENEFIT AND BINDING EFFECT. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Secured Creditors and their successors and assigns.

12.  AMENDMENTS; WAIVERS. Neither this Guaranty nor any provision hereof may be changed or waived except with the written consent of each Guarantor directly affected thereby (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change or waiver affecting any Guarantor other than the Guarantor so added or released) and with the written consent of either (x) the Required Lenders (or, to the extent required by Section 13.12 of the Credit Agreement, with the written consent of each Lender) at all times prior to the Credit Document Termination Date or (y) the holders of at least a majority of the outstanding Other Obligations and Treasury Services Obligations (taken as a whole) at all times after the time at which all Credit Document Obligations have been paid in full; provided, that (i) any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors (as defined below) of such Class of Secured Creditors (it being understood that the addition or release of any Guarantor hereunder in accordance with the terms hereof or the Credit Agreement or any increase in or addition of one or more classes of Guaranteed Obligations shall not constitute a change or waiver affecting any Guarantor other than the Guarantor so added or released and shall not require the consent of any Secured Creditor other than the Administrative Agent) and (ii) to the extent provided in an intercreditor agreement delivered pursuant to Section 6.19 of the Intercreditor Agreement (such intercreditor agreement, an “Other Intercreditor Agreement”), the consent of the Other Creditors to amendments, modifications and waivers described in the Other Intercreditor Agreement shall be required. For the purpose of this Guaranty, the term “Class” shall mean each class of Secured Creditors, i.e., whether (x) the Lender Creditors as holders of the Credit Document Obligations, (y) the Other Creditors as the holders of the Other Obligations or (z) the Treasury Services Creditors as holders of the Treasury Services Obligations. For the purpose of this Guaranty, the term “Requisite Creditors” of any Class shall mean (x) with respect to the Credit Document Obligations, the Required Lenders (or, to the extent required by Section 13.12 of the Credit Agreement, each Lender), (y) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Secured Hedging Agreements and (z) with respect to the Treasury Services Obligations, the holders of at least a majority of all Treasury Services Obligations outstanding from time to time.

13.  SET OFF. In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Secured Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include (i) at any time when any Credit Document Obligations or Letters of Credit are outstanding or any Commitments under the Credit Agreement exist, any Event of Default under, and as defined in the Credit Agreement and (ii) at any time after all of the Credit Document Obligations have been paid in full and all Commitments under the Credit Agreement have been terminated and no further Commitments and Letters of Credit may be provided thereunder, any payment default on any of the Obligations after the expiration of any applicable grace period), each Secured Creditor is hereby authorized, at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Secured Creditor to or for the credit or the account of such Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Secured Creditor under this Guaranty, irrespective of whether or not such Secured Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured. Notwithstanding anything to the contrary contained in this Guaranty, at any time that the Guaranteed Obligations shall be secured by any Real Property located in the State of California, no Secured Creditor shall exercise any right of set-off, lien or counterclaim or take any court or administrative action or institute any proceedings to enforce any provision of this Guaranty without the prior consent of (x) at all times prior to the Credit Document Termination Date, the Administrative Agent or the Required Lenders or (to the extent required by Section 13.12 of the Credit Agreement, all of the Lenders), or (y) the holders of a majority of the Other Obligations at all times after the Credit Document Termination Date, if such setoff or action or proceeding would or might (pursuant to Sections 580a, 580b, 580d and 726 of the California Code of Civil Procedure or Section 2924 of the California Civil Code, if applicable, or otherwise) affect or impair the validity, priority, or enforceability of the liens granted to the Collateral Agent pursuant to the Security Documents or the enforceability of the Guaranteed Obligations hereunder, and any attempted exercise by any Secured Creditor or the Administrative Agent of any such right without obtaining such consent of (x) at all times prior to the Credit Document Termination Date, the Required Lenders or the Administrative Agent or (y) the holders of a majority of the Other Obligations at all times after the Credit Document Termination Date, shall be null and void. It is understood and agreed that the foregoing sentence of this Section 13 is for the sole benefit of the Secured Creditors and may be amended, modified or waived in any respect by (x) at all times prior to the Credit Document Termination Date, the Required Lenders or (y) the holders of a majority of the Other Obligations at all times after the Credit Document Termination Date, (without any requirement of prior notice to or consent by any Credit Party or any other Person) and does not constitute a waiver of any rights against any Credit Party or against any Collateral.

14.  NOTICE. All notices, requests, demands or other communications pursuant hereto shall be sent or delivered by mail, telegraph, telex, telecopy, cable or courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent or any Guarantor shall not be effective until received by the Administrative Agent or such Guarantor, as the case may be. All notices and other communications shall be in writing and addressed to such party at (i) in the case of any Lender Creditor, as provided in the Credit Agreement, (ii) in the case of any Guarantor, at: Aleris International, Inc., 25825 Science Park Drive, Suite 400, Beachwood, OH 44122, Attention: General Counsel, Telephone No.: (216) 910-3400, Telecopier No.: (216) 910-3650, and (iii) in the case of any Other Creditor or any Treasury Services Creditor, at such address as such Other Creditor shall have specified in writing to Aleris and the Administrative Agent; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

15.  REINSTATEMENT. If claim is ever made upon any Secured Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including any Borrower or any other Guaranteed Party) then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of any Borrower or any other Guaranteed Party, and such Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

16.  CONSENT TO JURISDICTION; SERVICE OF PROCESS; AND WAIVER OF TRIAL BY JURY. (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE SECURED CREDITORS AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Guaranty or any other Credit Document to which any Guarantor is a party may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York in each case which are located within the City of New York, and, by execution and delivery of this Guaranty, each Guarantor and each Secured Creditor (by its acceptance of the benefits of this Guaranty) hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Guarantor and each Secured Creditor (by its acceptance of the benefits of this Guaranty) hereby further irrevocably waives any claim that any such court lacks personal jurisdiction over it, and agrees not to plead or claim in any legal action or proceeding with respect to this Guaranty or any other Credit Document to which it is a party brought in any of the aforesaid courts that any such court lacks personal jurisdiction over such Guarantor. Each Guarantor and each Secured Creditor (by its acceptance of the benefits of this Guaranty) further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth in Section 14 hereof, such service to become effective 30 days after such mailing. Each Guarantor and each Secured Creditor (by its acceptance of the benefits of this Guaranty) hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document to which it is a party that such service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any such party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

(b)  Each Guarantor and each Secured Party (by its acceptance of the benefits of this Guaranty) hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Credit Document to which such Guarantor is a party brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

(c)  EACH GUARANTOR AND EACH SECURED CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS TO WHICH SUCH GUARANTOR IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

17.  RELEASE OF LIABILITY OF GUARANTOR UPON SALE OR DISSOLUTION, ETC. In the event that all of the Equity Interests of a Guarantor are sold or otherwise disposed of or liquidated in compliance with the requirements of Section 10.02 of the Credit Agreement (or such sale, other disposition or liquidation has been approved in writing by the Required Lenders (or all the Lenders if required by Section 13.12 of the Credit Agreement) or is otherwise permitted pursuant to Section 13.12 of the Credit Agreement) and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of the Credit Agreement, to the extent applicable, such Guarantor shall upon consummation of such sale or other disposition (except to the extent that such sale or disposition is to Aleris or another Subsidiary thereof) be released from this Guaranty automatically and without further action and this Guaranty shall, as to each such Guarantor, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the Equity Interests of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section 17).

18.  CONTRIBUTION. At any time a payment in respect of the Guaranteed Obligations is made under this Guaranty, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Guaranteed Obligations under this Guaranty. At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor’s Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Guarantor shall have a right of contribution against each other Guarantor who has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantor. A Guarantor’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of each computation; provided that no Guarantor may take any action to enforce such right until the Guaranteed Obligations have been paid in full in cash, it being expressly recognized and agreed by all parties hereto that any Guarantor’s right of contribution arising pursuant to this Section 18 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor’s obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under this Guaranty. As used in this Section 18: (i) each Guarantor’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii) the “Adjusted Net Worth” of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the “Net Worth” of each Guarantor shall mean the amount by which the fair saleable value of such Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guaranty on such date. Notwithstanding anything to the contrary contained above, any Guarantor that is released from this Guaranty pursuant to Section 17 hereof shall thereafter have no contribution obligations, or rights, pursuant to this Section 18, and at the time of any such release, if the released Guarantor had an Aggregate Excess Amount or an Aggregate Deficit Amount, same shall be deemed reduced to $0, and the contribution rights and obligations of the remaining Guarantors shall be recalculated on the respective date of release (as otherwise provided above) based on the payments made hereunder by the remaining Guarantors. All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 18, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until all of the Guaranteed Obligations have been paid in full in cash. Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Guarantor has the right to waive its contribution right against any Guarantor to the extent that after giving effect to such waiver such Guarantor would remain solvent, in the determination of the Required Lenders.

19.  LIMITATION ON GUARANTEED OBLIGATIONS. Each Guarantor and each Secured Creditor (by its acceptance of the benefits of this Guaranty) hereby confirms that it is its intention that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act of any similar Federal or state law. To effectuate the foregoing intention, each Guarantor and each Secured Creditor (by its acceptance of the benefits of this Guaranty) hereby irrevocably agrees that the Guaranteed Obligations guaranteed by such Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Guarantor and the other Guarantors, result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

20.  COUNTERPARTS. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Guarantors and the Administrative Agent.

21.  PAYMENTS. All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense and on the same basis as payments are made by the U.S. Borrowers under Sections 5.03 and 5.04 of the Credit Agreement.

22.  ADDITIONAL GUARANTORS. It is understood and agreed that any Subsidiary of Aleris that is required to become a party to this Guaranty after the date hereof pursuant to the requirements of the Credit Agreement or any other Credit Document, shall become a Guarantor hereunder by (x) executing and delivering a counterpart hereof, or a joinder agreement in form satisfactory to the Administrative Agent, and delivering same to the Administrative Agent and (y) taking all actions as specified in this Guaranty as would have been taken by such Guarantor had it been an original party to this Guaranty, in each case with all documents required by the Credit Documents to be delivered to the Administrative Agent and with all documents and actions required by the Credit Documents to be taken to the reasonable satisfaction of the Administrative Agent.

23.  HEADINGS DESCRIPTIVE. The headings of the several Sections of this Guaranty are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Guaranty.

24.  VIRGINIA WAIVER. Guarantor waives all rights of Guarantor arising under Sections 49 - 25 and 49 - 26 of the Code of Virginia.

25.  CALCULATION OF OBLIGATIONS UNDER SECURED HEDGING AGREEMENTS. Any calculation of obligations outstanding under a Secured Hedging Agreement for purposes of this Agreement shall be for purposes of the definition of Required Secured Creditors (x) if prior to the termination of such Secured Hedging Agreement, the maximum aggregate amount (giving effect to any netting agreements) that Aleris and the Guarantors would be required to pay if such Secured Hedging Agreement were terminated at such time, but in no event should such amount with respect to the Secured Hedging Agreement entered into on the Restatement Effective Date be deemed to be less than $35,000,000 and (y) if after the termination of such Secured Hedging Agreements, the amount which is actually due and payable by Aleris and the Guarantos under such Secured Hedging Agreement at such time.

26.  AMENDMENT AND RESTATEMENT. This Guaranty shall amend and restate in its entirety the U.S. Subsidiaries Guaranty dated as of August 1, 2006 among certain of the Guarantors and the Administrative Agent (the “Existing U.S. Subsidiaries Guaranty”), and all obligations of the Guarantors thereunder shall be deemed replaced and extended as obligations under this Guaranty and be governed hereby without novation. In no event shall such amendment and restatement be construed as a termination of the obligations under the Existing U.S. Subsidiaries Guaranty.

*  *                *

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to lie executed and delivered as of the date first above written.

ALCHEM ALUMINUM, INC., as, a Guarantor
ALCHEM ALUMINUM SHELBYVILLE INC., as a Guarantor
ALERIS, INC., as a Guarantor
ALERIS OHIO MANAGEMENT, INC., as a Guarantor
ALSCO HOLDINGS, INC., as a Guarantor
ALSCO METALS CORPORATION as a Guarantor
ALUMITECH OF CLEVELAND, INC., as a Guarantor
ALUMITECH OF WABASH, INC., as a Guarantor
ALUMITECH OF WEST VIRGINIA, INC., as a Guarantor
ALUMITECH, INC., as a Guarantor
AWT PROPERTIES, INC., as a Guarantor
CA LEWISPORT, LLC, as a Guarantor
CI HOLDINGS, LLC. as a Guarantor
COMMONWEALTH ALUMINUM CONCAST, INC., as a Guarantor
COMMONWEALTH ALUMINUM LEWISPORT, LLC, as a Guarantor
COMMONWEALTH ALUMINUM METALS, LLC, as a Guarantor
COMMONWEALTH ALUMINUM SALES CORPORATION, as a Guarantor
COMMONWEALTH ALUMINUM TUBE ENTERPRISES, LLC, as a Guarantor
COMMONWEALTH ALUMINUM, LLC, as a Guarantor
COMMONWEALTH FINANCING CORP., as a Guarantor
COMMONWEALTH INDUSTRIES, INC., as a Guarantor
ETS SCHAEFER CORPORATION, as a Guarantor
GULF REDUCTION CORPORATION, as a Guarantor
IMCO INTERNATIONAL, INC., as a Guarantor
IMCO INVESTMENT COMPANY, as a Guarantor
IMCO RECYCLING OF CALIFORNIA, INC., as a Guarantor
IMCO RECYCLING OF IDAHO INC., as a Guarantor
IMCO RECYCLING OF ILLINOIS INC., as a Guarantor
IMCO RECYCLING OF INDIANA INC., as a Guarantor
IMCO RECYCLING OF MICHIGAN L.L.C., as a Guarantor
IMCO RECYCLING OF OHIO INC., as a Guarantor
IMCO RECYCLING OF UTAH INC., as a Guarantor
IMCO RECYCLING SERVICES COMPANY, as a Guarantor
IMSAMET, INC., as a Guarantor
ALERIS BLANKING AND RIM PRODUCTS, INC. (f/k/a INDIANA. ALUMINUM INC.), as Guarantor
INTERAMERICAN ZINC, INC., as a Guarantor
METALCHEM, INC., as a Guarantor
MIDWEST ZINC CORPORATION, as a Guarantor
ROCK CREEK ALUMINUM, INC., as a Guarantor
SILVER FOX HOLDING COMPANY, as a Guarantor
U.S. ZINC CORPORATION, as a Guarantor
U.S. ZINC EXPORT CORPORATION, as a. Guarantor
WESTERN ZINC CORPORATION, as a Guarantor

By:	/s/ Michael D. Friday
	Name:	Michael D. Friday
	Title:	Director

IMCO INDIANA PARTNERSHIP L.P. By: IMCO International, Inc., its General Partner, as a Guarantor

By:	/s/ Michael D. Friday
	Name:	Michael D. Friday
	Title:	President

IMCO MANAGEMENT PARTNERSHIP, L.P. By: Aleris International, Inc., its General Partner, as a Guarantor

By:	/s/ Michael D. Friday
	Name:	Michael D. Friday
	Title:	Chief Financial Officer

CORUS ALUMINUM CORP., as a Guarantor HOOGOVENS ALUMINIUM EUROPE INC., as a Guarantor

By:	/s/ Michael D. Friday
	Name:	Michael D. Friday
	Title:	Director

Accepted and Agreed to:

DEUTSCHE BANK AG NEW YORK BRANCH,
As Administrative Agent

By:	/s/ Carin Keegan
Name: Carin Keegan
Title: Vice President

By:	/s/ Scottye Lindsey
Name: Scottye Lindsey
Title: Director